Exhibit 99.1

Contact: Tim Berryman Director – Investor Relations Medical Properties Trust, Inc. (205) 397-8589 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. CONTINUES 33% ANNUAL GROWTH

THIRD QUARTER NORMALIZED FFO PER SHARE UP 8% AND COMPANY INDICATES DOUBLE DIGIT GROWTH OUTLOOK

Additional Details of Median Transaction Announced

Birmingham, AL – October 30, 2014 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the third quarter ended September 30, 2014.

THIRD QUARTER AND RECENT HIGHLIGHTS

•	Earned third quarter Normalized Funds from Operations (“FFO”) per diluted share of $0.27, up 8% compared to $0.25 per diluted share reported in the third quarter of 2013; year to date Normalized FFO of $0.79 per diluted share also grew 8% compared to 2013;

•	Entered binding agreements for the immediately and strongly accretive acquisitions of 38 rehabilitation and two acute care MEDIAN Kliniken Group hospitals in a transaction valued at approximately €705 million ($900 million), and three RHM Klinik rehabilitation facilities in a transaction valued at €63.6 million ($80.8 million);

•	Announced U.S. investments and commitments in acute facilities in Alabama, Texas and West Virginia totaling approximately $74 million;

•	Completed construction of and commenced collection of rent from eight Adeptus’ First Choice ER facilities (for a total of 17 completed facilities with four more under construction and 19 in pre-construction diligence reviews);

•	Completed the previously announced £29.4 million ($49.9 million) acquisition of an acute care hospital facility in Bath, England and $150 million commitment to Adeptus Health in the third quarter.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and Adjusted Funds from Operations (“AFFO”), all on a basis comparable to 2013 periods.

“Less than two weeks ago, we announced a series of milestone transactions totaling more than $1 billion in new strategic investments which once again demonstrate MPT’s status as the real estate capital provider of choice for hospital operators in the U.S. and abroad,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “Year-to-date we have announced hospital investments totaling more than $1.4 billion, which is the highest level of acquisition activity we have ever reported. Since the beginning of 2011 we have grown our total assets at a compound annual growth rate of 33%. Following completion of the recently announced transactions, we will have an asset base of approximately $4.5 billion, and with our enhanced scale, portfolio diversity and near-term pipeline, we are confident that we will continue to generate similar opportunities for strong growth in the near future.”

PORTFOLIO UPDATE AND OUTLOOK

MPT today also provided additional information regarding the recently announced additional commitments and investments of approximately $1.05 billion.

•	Median Kliniken: The 40 facilities will be master leased for 27 years with an initial GAAP lease rate of approximately 9.3%. Lease payments will increase each year without limit at the greater of 1.0% or 70% of German CPI. Based on Median’s historical and expected 2015 operating results, the expected EBITDAR of the Median group will cover MPT’s rent by more than 170%.

•	RHM Klinik: €63.6 million ($80.8 million) commitment, for the acquisition of three RHM rehabilitation facilities in Germany. MPT will acquire Bad Mergentheim (211 beds), Bad Tolz (248 beds), and Bad Liebenstein (271 beds). All three properties will be included under MPT’s existing master lease agreement with RHM Klinik and are expected to close in the fourth quarter.

•	Wilson N. Jones Regional Medical Center: $40 million commitment for 237-bed acute care hospital, four medical office buildings and a behavioral health facility in Sherman, Texas. Alecto Healthcare Services will become the tenant and operator and is expected to close the transaction in 2014’s fourth quarter.

•	Fairmont Regional Medical Center: $25 million acquisition in the third quarter of a 207-bed acute care hospital in Fairmont, West Virginia. Alecto Healthcare Services is the tenant and operator.

•	Medical West: $8.65 million development of a freestanding emergency department in Hoover, Alabama. Construction of the facility is underway and is expected to be completed in the second quarter of 2015. The tenant will be an Affiliate of the University of Alabama Birmingham Health System.

The weighted average initial cash lease rate for these assets (other than Median) approximates 9.3% with annual escalation provisions tied to inflation.

“As the Median and these additional transactions demonstrate, we continue to source investments with extremely attractive long-term, inflation protected returns from infrastructure-like assets with assured demand and government mandated reimbursement sources,” said Aldag. “In Germany, where a citizen’s right to rehab care is imbedded in the social compact, demographics and spending patterns continue to improve, and government funding sources operate in surplus conditions, the opportunity for investment is outstanding.”

As of September 30, 2014, and pro forma for the recently announced acquisitions, the Company will have total real estate and related investments of approximately $4.5 billion comprised of 169 healthcare properties in 27 states and in Germany and the United Kingdom. The properties are leased to or mortgaged by 28 hospital operating companies.

As previously disclosed on October 20, 2014, the Company estimates that based on the portfolio as of September 30 plus additional investment commitments disclosed on October 20, the Company expects that the Normalized FFO run rate following the completion of permanent financing will approximate $1.19 to $1.26 per diluted share. This run rate is based on MPT’s recent share price, estimated interest costs of 3.5% and 5.0% for secured and unsecured long-term debt for the MEDIAN transaction, respectively, and maintenance of MPT’s target leverage of approximately 45% of total assets. Actual 2014 Normalized FFO will differ from this range and the Company will provide periodic updates as acquisitions are finalized.

The annualized run-rate guidance estimate does not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates will change if the Company acquires assets totaling more or less than its expectations, the timing of acquisitions varies from expectations, capitalization rates vary from expectations, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, assets are sold, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

OPERATING RESULTS

Third quarter 2014 total revenues increased 34% to $80.8 million compared to $60.1 million for the third quarter of 2013. Normalized FFO for the quarter increased 21% to $46.6 million compared to $38.4 million in the third quarter of 2013. Per share Normalized FFO increased 8% to $0.27 per diluted share in the third quarter of 2014 compared to $0.25 per diluted share in the third quarter of 2013.

For the first nine months of 2014, Normalized FFO per diluted share increased 8% to $0.79 compared to $0.73 for the first nine months of 2013. Revenue for the first nine months of 2014 increased 32% to $230.4 million from $174.8 million in the first nine months of 2013. Net income for the nine months ended September 30, 2014 was $35.6 million (or $0.21 per diluted share) compared to net income of $79.2 million (or $0.53 per diluted share) for the first nine months of 2013.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, October 30, 2014 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended September 30, 2014. The dial-in numbers for the conference call are 877-415-3180 (U.S.) and 857-244-7323 (international); both numbers require passcode 31426841. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through November 13, 2014. Dial-in numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode for both U.S. and international callers is 56106015.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of the Median acquisition and sale-leaseback transactions; the Company financing of the transactions described herein; Median’s expected rent coverage; the capacity of Median and the Company’s other tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan;

financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$2,057,466,045	$1,823,683,129
Construction in progress and other	3,716,682	41,771,499
Net investment in direct financing leases	436,385,781	431,024,228
Mortgage loans	385,093,819	388,756,469

Gross investment in real estate assets	2,882,662,327	2,685,235,325
Accumulated depreciation and amortization	(191,282,358)	(159,776,091)

Net investment in real estate assets	2,691,379,969	2,525,459,234

Cash and cash equivalents	132,811,984	45,979,648
Interest and rent receivable	50,239,677	58,565,294
Straight-line rent receivable	56,402,851	45,828,685
Other assets	238,305,817	228,862,582

Total Assets	$3,169,140,298	$2,904,695,443

Liabilities and Equity
Liabilities
Debt, net	$1,618,981,006	$1,421,680,749
Accounts payable and accrued expenses	85,426,139	94,289,615
Deferred revenue	30,830,430	24,114,374
Lease deposits and other obligations to tenants	26,797,144	20,402,058

Total liabilities	1,762,034,719	1,560,486,796
Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 250,000,000 shares; issued and outstanding — 171,625,865 shares at September 30, 2014 and 161,309,725 shares at December 31, 2013	171,626	161,310
Additional paid in capital	1,752,885,129	1,618,054,133
Distributions in excess of net income	(337,816,524)	(264,803,804)
Accumulated other comprehensive income (loss)	(7,872,309)	(8,940,649)
Treasury shares, at cost	(262,343)	(262,343)

Total Equity	1,407,105,579	1,344,208,647

Total Liabilities and Equity	$3,169,140,298	$2,904,695,443

(A)	Financials have been derived from the prior year audited financials and include certain minor reclasses to be consistent with the 2014 presentation.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
		(A)		(A)
Revenues
Rent billed	$48,063,143	$31,544,164	$136,952,379	$94,071,842
Straight-line rent	5,281,948	2,883,799	10,648,500	8,351,946
Income from direct financing leases	12,308,092	11,297,974	36,786,857	29,284,432
Interest and fee income	15,123,935	14,380,554	46,038,504	43,135,858

Total revenues	80,777,118	60,106,491	230,426,240	174,844,078
Expenses
Real estate depreciation and amortization	13,353,867	8,714,295	39,485,246	25,826,388
Impairment charges	—	—	50,127,895	—
Property-related	700,335	458,231	1,400,734	1,520,235
Acquisition expenses	4,886,470	4,178,765	7,933,270	6,457,217
General and administrative	8,671,715	6,285,196	25,836,390	21,161,682

Total operating expenses	27,612,387	19,636,487	124,783,535	54,965,522

Operating income	53,164,731	40,470,004	105,642,705	119,878,556

Interest and other income (expense)	(24,252,698)	(14,984,097)	(69,642,313)	(43,629,496)
Income tax expense	(248,851)	(94,409)	(231,962)	(261,489)

Income from continuing operations	28,663,182	25,391,498	35,768,430	75,987,571
Income (loss) from discontinued operations	—	311,556	(1,500)	3,330,016

Net income	28,663,182	25,703,054	35,766,930	79,317,587
Net income (loss) attributable to non-controlling interests	(126,450)	(55,002)	(191,922)	(165,217)

Net income attributable to MPT common stockholders	$28,536,732	$25,648,052	$35,575,008	$79,152,370

Earnings per common share — basic:
Income from continuing operations	$0.16	$0.16	$0.21	$0.51
Income from discontinued operations	—	—	—	0.02

Net income attributable to MPT common stockholders	$0.16	$0.16	$0.21	$0.53

Earnings per common share — diluted:
Income from continuing operations	$0.16	$0.16	$0.21	$0.51
Income from discontinued operations	—	—	—	0.02

Net income attributable to MPT common stockholders	$0.16	$0.16	$0.21	$0.53

Dividends declared per common share	$0.21	$0.20	$0.63	$0.60
		.		.

Weighted average shares outstanding — basic	171,893,007	154,757,902	169,194,878	148,204,479
Weighted average shares outstanding — diluted	172,639,224	155,968,954	169,852,264	149,517,040

(A)	Financials have been restated to reclass the operating results of certain properties sold after the 2013 third quarter to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
		(A)		(A)
FFO information:
Net income attributable to MPT common stockholders	$28,536,732	$25,648,052	$35,575,008	$79,152,370
Participating securities’ share in earnings	(179,303)	(166,066)	(583,796)	(538,391)

Net income, less participating securities’ share in earnings	$28,357,429	$25,481,986	$34,991,212	$78,613,979

Depreciation and amortization:
Continuing operations	13,353,867	8,714,295	39,485,246	25,826,388
Discontinued operations	—	74,753	—	327,454
Real estate impairment charges	—	—	5,974,400	—
Gain on sale of real estate	—	—	—	(2,054,229)

Funds from operations	$41,711,296	$34,271,034	$80,450,858	$102,713,592

Write-off straight line rent	—	—	950,338	—
Debt refinancing costs	—	—	290,635	—
Loan and other impairment charges	—	—	44,153,495	—
Acquisition costs	4,886,470	4,178,765	7,933,270	6,457,217

Normalized funds from operations	$46,597,766	$38,449,799	$133,778,596	$109,170,809

Share-based compensation	2,059,493	1,815,195	6,178,479	6,019,100
Debt costs amortization	1,247,104	871,974	3,440,386	2,624,123
Additional rent received in advance (B)	(300,000)	(300,000)	(900,000)	(900,000)
Straight-line rent revenue and other	(6,978,960)	(4,461,141)	(16,512,352)	(12,365,795)

Adjusted funds from operations	$42,625,403	$36,375,827	$125,985,109	$104,548,237

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.16	$0.16	$0.21	$0.53
Depreciation and amortization:
Continuing operations	0.08	0.06	0.22	0.17
Discontinued operations	—	—	—	—
Real estate impairment charges	—	—	0.04	—
Gain on sale of real estate	—	—	—	(0.01)

Funds from operations	$0.24	$0.22	$0.47	$0.69

Write-off straight line rent	—	—	0.01	—
Debt refinancing costs	—	—	—	—
Loan and other impairment charges	—	—	0.26	—
Acquisition costs	0.03	0.03	0.05	0.04

Normalized funds from operations	$0.27	$0.25	$0.79	$0.73

Share-based compensation	0.01	0.01	0.04	0.04
Debt costs amortization	0.01	—	0.02	0.02
Additional rent received in advance (B)	—	—	(0.01)	(0.01)
Straight-line rent revenue and other	(0.04)	(0.03)	(0.10)	(0.08)

Adjusted funds from operations	$0.25	$0.23	$0.74	$0.70

(A)	Financials have been restated to reclass the operating results of certain properties sold after the 2013 third quarter to discontinued operations.
(B)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.